Exhibit 5.1

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1180 Avenue of the Americas 8th Floor New York, NY 10036	293 Eisenhower Parkway Suite 135 Livingston, NJ 07039	415 S MURPHY AVE sUNNYVALE, Ca 94086

March 13, 2023

TD Holdings, Inc.
139, Xinzhou 11th Street
Futian District, Shenzhen
Guangdong, China 518000

Re:	Registration Statement on Form S-3 (File No. 333-239757)

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the registration statement on Form S-3 (File No. 333-239757) (the “Registration Statement”) of TD Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, the base prospectus dated July 8, 2020 and the prospectus supplement dated March 13, 2023 (the “Prospectus Supplement”). The Prospectus Supplement relates to the offering by the Company up to $1,500,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share. We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus Supplement.

We have acted as special counsel to the Company in connection with the preparation of the Prospectus Supplement. For purposes of this opinion letter, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. The opinion expressed below is limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for as described in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel under “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the rules and regulations promulgated thereunder. We assume no obligation to update or supplement the opinion set forth herein to reflect any changes of law or fact that may occur.

Very truly yours,

/s/ MagStone Law, LLP

MagStone Law, LLP